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                                                                     EXHIBIT F-1
                                                              File No. 030-00360

CENTERPOINT ENERGY, INC.

                                                                                                      (IN THOUSANDS)
                                                                                    -----------------------------------------------
                                                                                              DECEMBER 2004 ENDING BALANCES
                                                                                    -----------------------------------------------
                                                                                                            DR/(CR)       DR/(CR)
                                                                                                            ISSUER        OWNER'S
                                                                                                             BOOK          BOOK
                                                                                    OWNERSHIP DOMICILE       VALUE         VALUE
                                  TEXAS                                             --------- --------   ------------   ------------
SUBSIDIARIES/AFFILIATES:
UTILITY HOLDING, LLC                                                                     100% Del        6,041,941.97   6,041,941.97
      CenterPoint Energy Funding Company (f/k/a Houston Industries Funding
      Company)                                                                           100% Del              446.62         446.62
      CenterPoint Energy Houston Electric, LLC 3 (formerly Reliant Energy,
      Incorporated)                                                                      100% Tex        2,033,494.46   2,033,494.46

             CenterPoint Energy Transition Bond Company, LLC (f/k/a Reliant
             Energy Transition Bond Company, LLC)                                        100% Del            3,745.48       3,745.49
             CenterPoint Energy Transition Bond Company II, LLC                          100% Del               -5.50          -5.50
             Houston Industries FinanceCo GP, LLC                                        100% Del                0.00           0.00
             Houston Industries FinanceCo LP (6)                                          99% Del                0.00           0.00
      CenterPoint Energy,Service Company                                                 100% Del           39,585.18      39,585.18
          CenterPoint Energy Avco Holdings, LLC                                          100% Del             -201.88        -201.88
      CenterPoint Energy Investment Management, Inc. (f/k/a Reliant Energy
      Investment Management, Inc.)                                                       100% Del          738,219.12     738,219.12
      CenterPoint Energy Power Systems, Inc. (f/k/a Reliant Energy Power
      Systems, Inc.)                                                                     100% Del           -1,761.94      -1,761.94
      CenterPoint Energy Products, Inc. (f/k/a Reliant Energy Products, Inc.)            100% Del              181.33         181.33
      CenterPoint Energy Properties, Inc. (f/k/a Reliant Energy Properties, Inc.)        100% Del           84,609.16      84,609.16
      CenterPoint Energy Tegco, Inc. 2  (f/k/a Reliant Energy Tegco, Inc.)               100% Del                0.00           0.00
      HL&P Capital Trust I 5                                                             100% Del                0.00           0.00
      HL&P Capital Trust II 5                                                            100% Del            3,199.41       3,199.41
      NorAm Energy Corp.2, 10                                                            100% Del                0.00           0.00
      REI Trust I 5                                                                      100% Del                0.00           0.00
      Texas Genco Holdings, Inc.  (22)                                                   100% Tex          518,717.30     518,717.30
             Texas Genco GP, LLC                                                         100% Tex            3,757.31       3,757.31
             Texas Genco LP, LLC                                                         100% Del          387,263.75     387,263.74
                 Texas Genco, LP  (16) (21)                                               99% Tex          459,415.14     387,595.43

      Utility Rail Services, Inc.                                                        100% Del                0.00           0.00
             UFI Services, Inc.                                                          100% Del
      Block 368 GP, LLC                                                                  100% Tex                0.00           0.00
      Block 368, LP                                                                     99.5% Tex                0.00           0.00

      CENTERPOINT ENERGY RESOURCES CORP. (f/k/a RELIANT ENERGY RESOURCES CORP.)          100% Del        2,539,146.82   2,539,146.82

          Subsidiaries/Affiliates:
          ALG Gas Supply Company                                                         100% Del                0.00           0.00
          Allied Materials Corporation                                                   100% Tex           -2,051.52      -2,051.52
          Arkansas Louisiana Finance Corporation                                         100% Del            1,565.20       1,565.20
          Arkla Industries Inc.2                                                         100% Del          -10,463.40     -10,463.40
          Arkla Products Company2                                                        100% Del                0.00           0.00
          CenterPoint Energy Alternative Fuels, Inc. (f/k/a Entex Fuels, Inc.)           100% Tex           -3,244.09      -3,244.09
          CenterPoint Energy Consumer Group, Inc. (f/k/a Reliant Energy Consumer
          Group, Inc.)                                                                   100% Del                0.00           0.00
          CenterPoint Energy Field Services, Inc. (f/k/a Reliant Energy Field
          Services, Inc.)                                                                100% Del          200,914.71     200,914.71
             CenterPoint Energy Field Services Holdings, Inc. (f/k/a Reliant
             Energy Field Services Holdings, Inc.)                                       100% Del                0.00           0.00

             CenterPoint Energy Gas Processing, Inc. (f/k/a Reliant Energy Gas
             Processing, Inc.)                                                           100% Del           13,508.67      13,508.67
          CenterPoint Energy Gas Receivables, LLC                                        100% Del           82,501.00      82,501.00
          CenterPoint Energy Gas Transmission Company (f/k/a Reliant Energy Gas
          Transmission Company)                                                          100% Del          796,211.39     796,211.39

          CenterPoint Energy Hub Services, Inc. 2  (f/k/a Reliant Energy Hub
          Services, Inc.)                                                                100% Del                0.00           0.00
          CenterPoint Energy - Illinois Gas Transmission Company (f/k/a Illinois
          Gas Transmission Company)                                                      100% Del           -2,222.62      -2,222.62
          CenterPoint Energy Intrastate Holdings, LLC (f/k/a Reliant Energy
          Intrastate Holdings, LLC)                                                      100% Del             -939.60        -939.60
             Pine Pipeline Acquisition Company, LLC (19)                               81.40% Del              925.19         753.10
          CenterPoint Energy Gas Services, Inc. (f/k/a Reliant Energy Retail,
          Inc.)                                                                          100% Del          102,603.47     102,603.47

             CenterPoint Energy Retail Interests, Inc. (f/k/a Reliant Energy
             Retail Interests, Inc.)                                                     100% Del                0.00           0.00

          CenterPoint Energy - Mississippi River Transmission Corporation (f/k/a
          Mississippi River Transmission Corporation)                                    100% Del          219,367.03     219,367.03
             CenterPoint Energy MRT Holdings, Inc. (f/k/a MRT Holdings, Inc.)            100% Del                0.00           0.00
             CenterPoint Energy MRT Services Company (f/k/a MRT Services Company)        100% Del              933.45         933.45

          CenterPoint Energy Pipeline Services, Inc. (f/k/a Reliant Energy
          Pipeline Services, Inc.)                                                       100% Del           20,966.01      20,966.01
             CenterPoint Energy OQ, LLC (f/k/a Reliant Energy OQ, LLC)                   100% Del              524.99         524.99
                 OQ Partners, a general partnership (20)                                  50% Tex
          CenterPoint Energy Trading and Transportation Group, Inc. (f/k/a
          Reliant Energy Trading and Transportation Group, Inc.)                         100% Tex
             Entex Gas Marketing Company                                                 100% Tex                0.00           0.00
             Entex NGV, Inc.                                                             100% Del                0.00           0.00
             Entex Oil & Gas Company                                                     100% Tex                0.00           0.00
             Intex, Inc.2                                                                100% Tex                0.00           0.00
             CenterPoint Energy Intrastate Pipelines, Inc.                               100% Tex           34,448.66      34,448.66
             Minnesota Intrastate Pipeline Company                                       100% Del            2,476.26       2,476.26
             National Furnace Company                                                    100% Tex             -679.44        -679.44
             NorAm Financing I 5                                                         100% Del                0.00           0.00
             NorAm Utility Services, Inc.                                                100% Del                0.00           0.00
             Reliant Energy Funds Management, Inc.                                       100% Del        1,290,042.42   1,290,042.42
             United Gas, Inc.2                                                           100% Tex                0.00           0.00

      CENTERPOINT ENERGY INTERNATIONAL, INC. (f/k/a Reliant Energy
      International, Inc.)                                                               100% Del           44,199.03      44,198.96
          CenterPoint Energy International Holdings, LLC 12  (f/k/a Reliant
          Energy International Holdings, LLC)                                            100% Del
             Reliant Energy El Salvador, S.A. de C.V.12  (15)                             99% Els
          CenterPoint Energy International II, Inc. (f/k/a Reliant Energy
          International II, Inc.)                                                        100% Del
             HIE Ford Heights, Inc.                                                      100% Del
             HIE Fulton, Inc.                                                            100% Del
             Reliant Energy India, Inc.                                                  100% Mau
                 Reliant Energy Rain, Inc.                                               100% Mau
                         Rain Calcining Limited (17)                                   24.79% Ind
          CenterPoint Energy International Services, Inc. 12  (f/k/a Reliant
          Energy International Services, Inc)                                            100% Del
          CenterPoint Energy Light, Inc. (f/k/a Reliant Energy Light, Inc.)              100% Del
          HI Energy Holdings I B.V.12                                                    100% Nth
          Reliant Energy Brasil, Ltda.12                                              100.00% Brz
          Reliant Energy Brazil Ltd.12                                                   100% Cay
             HIE Brasil Rio Sul Ltda.12                                                   20% Brz
             Reliant Energy International Brasil Ltda.12 (13)                          99.90% Brz
          Reliant Energy Brazil Tiete Ltd.12                                             100% Cay
          Reliant Energy Colombia Ltda.12 (14)                                            99% Col
          Reliant Energy Outsource Ltd.12                                                100% Cay
             Venus Generation El Salvador (18)                                            50% Cay
          Worldwide Electric Holdings B.V.12                                             100% Nth

                                                                     EXHIBIT F-1
                                                              File No. 030-00360

1 Incorporated on August 31, 2001. Originally incorporated under the name "Reliant Energy Regco, Inc."

2     Inactive.

3 Formerly Reliant Energy, Incorporated. Converted into a limited liability company effective as of 11:54 p.m. on Saturday, August 31, 2002.

4 Incorporated on February 2, 2001 to preserve the name "CenterPoint Energy" in Delaware.

5 These entities are statutory business trusts created under Delaware law and treated as subsidiaries of their parent company for financial reporting purposes.

6 The remaining 1% of this subsidiary is owned by Houston Industries FinanceCo GP, LLC.

7 The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo II GP, LLC.

8 The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo III GP, LLC.

9 The remaining 1% of this subsidiary is owned by Reliant Energy FinanceCo IV GP, LLC.

10 This company was incorporated on 2/3/99 to preserve the name "NorAm Energy Corp." in Delaware.

11 The remaining 1% of this subsidiary is owned by CenterPoint Energy District Cooling, LLC (f/k/a Northwind Houston, L.L.C.).

12    In the process of being dissolved.

13    The remaining 0.1% is owned by Reliant Energy Brazil Tiete Ltd.

14 The remaining 1% of this subsidiary is owned by CenterPoint Energy International Holdings, LLC (f/k/a Reliant Energy International Holdings,
      LLC).

15 The remaining 1% of this subsidiary is owned by CenterPoint Energy International, Inc. (f/k/a Reliant Energy International, Inc.)

16    The remaining 1% of this subsidiary is owned by Texas Genco GP, LLC.

17 15% of this subsidiary is owned by International Finance Corporation, 5% by Applied Industrial Materials Corporation, 25.48% by N. Jagan Mohan Reddy, individually and beneficially for numerous resident and non-resident Indians.

18    The remaining 50% of this subsidiary is owned by EDC Energy
      Ventures-Generation El Salvador.

19    The remaining 18.6% of this company is owned by LGS Natural Gas Company.

20    The remaining 50% of this partnership is owned by Overnite Software, Inc.

21    Impaired earnings of STP - Discontinued Operations

22 At Dec 15, 2004 the minority shares were repurchased and the fossil generation assets were sold. Consolidated Texas Genco Holdings, Inc. is now 100% owned.